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                                                                     CHASE MANHATTAN AUTO GRANTOR TRUST
                                                                               SERIES 1996-B
                                                                      STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
PERIOD 27                                                                                                          PAGE # 1
DETERMINATION: 10-Dec-98                                                                                           Beginning 11/1/98
DISTRIBUTION:  15-Dec-98                                                                                             Ending 11/30/98
       TIME:   1/5/99 15:16


                                                            CLASS A 6.61% ASSET BACKED CERTIFICATES
                                                            CLASS B 6.76% ASSET BACKED CERTIFICATES



                   ORIG PRINCIPAL          BEG PRINCIPAL         PRINCIPAL            INTEREST           TOTAL         END PRINCIPAL
   CLASS              BALANCE                 BALANCE          DISTRIBUTION         DISTRIBUTION      DISTRIBUTION        BALANCE
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
     A                $1,478,422,107.71     $525,890,305.45      $28,094,186.71    $2,896,779.10     $30,990,965.81  $497,796,118.74
     B                   $45,725,000.00      $16,264,863.79         $868,903.87       $91,625.40        $960,529.27   $15,395,959.92



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CERTIFICATE TOTALS    $1,524,147,107.71     $542,155,169.24      $28,963,090.58    $2,988,404.50     $31,951,495.08  $513,192,078.66
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                                 FACTOR   INFORMATION   PER   $1,000


                     PRINCIPAL               INTEREST            END PRINCIPAL
   CLASS            DISTRIBUTION           DISTRIBUTION           BALANCE
--------------------------------------------------------------------------------
      A                     19.00281832          1.95937215        336.70770759
--------------------------------------------------------------------------------
             -------------------------------------------------------------------
     B                      19.00281837          2.00383598        336.70770738
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Certificate Totals          19.00281832          1.96070608        336.70770759
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(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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                                         CHASE MANHATTAN AUTO GRANTOR TRUST
                                                   SERIES 1996-B
                                          STATEMENT TO CERTIFICATEHOLDERS
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

         PERIOD 27                                                                                                     PAGE     # 2
 DETERMINATION: 10-Dec-98                                                                                         Beginning 11/1/98
  DISTRIBUTION: 15-Dec-98                                                                                         Ending 11/30/98
          TIME: 1/5/99 15:16






                                                                                                                          per $1000
Section 5.8 (iii)               Servicing Fee                                                    $451,795.97              .29642544




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 Class      Principal          Interest           Total         Prin (per $1000/orig)  Int (per $1000/orig)   Total (per $1000/orig)
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
   A      $28,094,186.71     $2,896,779.10    $30,990,965.81        19.00281832              1.95937215             20.96219047
   B         $868,903.87        $91,625.40       $960,529.27        19.00281837              2.00383598             21.00665435

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 Total    $28,963,090.58     $2,988,404.50    $31,951,495.08        19.00281832              1.96070608             20.96352440
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
Section 5.8 (v)                 Pool Balance at the end of the Collection Period                                    $513,192,078.66


Section 5.8 (vi)                Aggregate Net Losses for Collection Period                                              $386,387.39


Section 5.8 (vii)               Carryover Shortfall for Collection Period
                                                          Class A Interest                                                    -
                                                          Class B Interest                                                    -
                                                          Class A Principal                                                   -
                                                          Class B Principal                                                   -
                                                            TOTAL                                                             -


Section 5.8 (viii)              Reserve Account Balance after Disbursement                                           $16,678,742.56



Section 5.8 (ix)                Specified Reserve Account Balance                                                    $16,678,742.56



Section 5.8 (x)                 Repurchase Amounts for Repurchased Receivables
                                                          Seller                                                              $0.00
                                                          Servicer                                                       $94,409.23
                                                            TOTAL                                                        $94,409.23



Section 5.8 (xi)                Advance Summary for Collection Period
                                              Unreimbursed Advances for Period                                       $ 4,264,019.66
                                              Unreimbursed Advances for Previous Period                              $ 4,276,263.93
                                              Change from Previous Period                                              $ (12,244.27)

                                             Reimbursed Advance from Collections                                        $656,406.97
                                             Reimbursed Advance from Liquidation Proceeds                                $16,229.50
                                             Reimbursed Advance from Reserve Account Withdrawals                            $ -






(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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